April 22, 1997


          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C. 20549

               Re: T. Rowe Price Equity Series, Inc. ("Equity Series"), consisting of four separate portfolios:
                    T. Rowe Price Equity Income Portfolio
                     ("Equity Income Portfolio")
                    T. Rowe Price New America Growth Portfolio
                     ("New America Portfolio")
                    T. Rowe Price Personal Strategy Balanced Portfolio
                     ("Personal Strategy Balanced Portfolio")
                    T. Rowe Price Mid-Cap Growth Portfolio
                     ("Mid-Cap Growth Portfolio")
                    File Nos.: 811-07143/033-52161

          Commissioners:

               We are counsel to the above-referenced registrant which proposes to file, pursuant to paragraph (b) of Rule 485 (the "Rule"), Post-Effective Amendment No. 9 (the "Amendment") to its registration statement under the Securities Act of 1933, as amended.

               Pursuant to paragraph (b)(4) of the Rule, we represent that the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of the Rule.

                              Very truly yours,
                              /s/Shereff, Friedman, Hoffman & Goodman, LLP
                              Shereff, Friedman, Hoffman & Goodman, LLP